SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 28th day of March, 2022, by and between SILICON VALLEY BANK (“Bank”) and IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), whose address is 699 8th Street, Suite 600, San Francisco, California 94103.

RECITALS

A.Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of October 23, 2018, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated as of March 3, 2020, by and between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) add a 2022 Term Loan and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1 Section 2.3(a) (Letters of Credit Sublimit). Section 2.3(a) is amended by deleting the words “Eleven Million Dollars ($11,000,000.00)” in their entirety and inserting in lieu thereof the words “Fifteen Million Dollars ($15,000,000.00)”.

2.2 Section 2.4 (Cash Management Services Sublimit). Section 2.4 is amended by deleting the words “Eleven Million Dollars ($11,000,000.00)” in their entirety and inserting in lieu thereof the words “Fifteen Million Dollars ($15,000,000.00)”.

2.3 Section 2.5.1 (2022 Term Loan Advances). The Loan Agreement is amended by inserting the following new Section 2.5.1 to appear immediately following Section thereof:

“ 2.5.1 2022 Term Loan Advances.

a.Availability. Subject to the terms and conditions of this Agreement, during the 2022 Draw Period, upon Borrower’s request, Bank shall make term loan advances (each a “2022 Term Loan Advance” and collectively the “2022 Term Loan Advances”)

available to Borrower in an aggregate principal amount not to exceed Seventy-Five Million Dollars ($75,000,000.00); provided that (i) Borrower shall request and Bank shall make one (1) 2022 Term Loan Advance in an original principal amount of at least Thirty-Five Million Dollars ($35,000,000.00) on or about the Second Amendment Effective Date (the “Initial 2022 Term Loan Advance”) and (ii) all or a portion of the Initial 2022 Term Loan Advance shall be used to repay in full all of Borrower’s outstanding obligations and liabilities under the Term Loan Advance (including the Final Payment) (the “Prior Obligations”); provided that the Prepayment Fee shall be waived by Bank pursuant to the terms of this Agreement. Borrower hereby authorizes Bank to apply the proceeds of the Initial 2022 Term Loan Advance to the Prior Obligations as part of the funding process without actually depositing such funds in an account of Borrower. Each 2022 Term Loan Advance shall be in a principal amount of at least Ten Million Dollars ($10,000,000.00). After repayment, no 2022 Term Loan Advance (or any portion thereof) may be reborrowed.

b.Interest Payments. With respect to the 2022 Term Loan Advances, commencing on the first Payment Date following the Funding Date of such 2022 Term Loan Advance and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of each 2022 Term Loan Advance at the rate set forth in Section 2.7(a)(ii).

c.Repayment. Commencing on April 1, 2025 and continuing on each Payment Date thereafter, Borrower shall repay the 2022 Term Loan Advances in (i) twenty-four (24) equal consecutive monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.7(a)(ii). All outstanding principal and accrued and unpaid interest under the 2022 Term Loan Advances, and all other outstanding Obligations with respect to the 2022 Term Loan Advances, are due and payable in full on the 2022 Term Loan Maturity Date.

d.Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the 2022 Term Loan Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the 2022 Term Loan Advances at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the 2022 Term Loan Advances, (B) the 2022 Prepayment Fee, (C) the 2022 Final Payment and (D) all other sums, if any, that shall have become due and payable with respect to the 2022 Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.

e.Mandatory Prepayment Upon an Acceleration. If the 2022 Term Loan Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the 2022 Term Loan Advances, (ii) the 2022 Prepayment Fee, (iii) the 2022 Final Payment and (iv) all other sums, if any, that shall have become due and payable with respect to the 2022 Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.”

2.4 Section 2.7(a) (Interest Rate). Section 2.7(a) is amended in its entirety and replaced with the following:

“ (a) Interest Rate.

i.Advances. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus one-quarter of one percent (0.25%) and (B) three and one-half of one percent (3.50%), which interest, in each case, shall be payable monthly in accordance with Section 2.7(d) below.

ii.2022 Term Loan Advances. Subject to Section 2.7(b), the principal amount outstanding under the 2022 Term Loan Advances shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus one-quarter of one percent (0.25%) and (B) three and one- half of one percent (3.50%), which interest, in each case shall be payable monthly in accordance with Section 2.7(d) below.”

2.5 Section 2.8(a) (Anniversary Fees). Section 2.8(a) is amended in its entirety and replaced with the following:

“ (a) Anniversary Fees. For each twelve (12) month anniversary of the Second     Amendment Effective Date occurring prior to the Revolving Line Maturity Date, a fully earned, non-refundable anniversary fee (the “Anniversary Fees”) equal to fifteen-hundredths of one percent (0.15%) of the Revolving Line shall be fully earned as of the Second Amendment Effective Date and is due and payable on the earlier to occur of (i) each such twelve (12) month anniversary of the Second Amendment Effective Date, (ii) the termination of this Agreement or the Revolving Line, or (iii) the occurrence of an Event of Default;”

2.6 Section 2.8 (Fees). Section 2.8 is amended by (i) deleting the “and” appearing at the end of subsection (e) thereof, (ii) re-lettering subsection (f) thereof to appear as new subsection (h) thereof, and (iii) inserting the following new subsections to appear as subsections (g) and (h) thereof:

“ (f) 2022 Prepayment Fee. The 2022 Prepayment Fee, when due hereunder;

(g) 2022 Final Payment. The 2022 Final Payment, when due hereunder; and”

2.7 Section 3.4(b) (Procedures for Borrowing; Term Loan Advances). Section 3.4(b) is amended in its entirety and replaced with the following:

“ (b) 2022 Term Loan Advance. Subject to the prior satisfaction of all other applicable conditions to the making of a 2022 Term Loan Advance set forth in this Agreement, to obtain a 2022 Term Loan Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time one (1) Business Day prior to the Funding Date of such 2022 Term Loan Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format reasonably acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request such 2022 Term Loan Advance. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may reasonably request. Bank shall credit proceeds of the 2022 Term Loan Advances to the Designated Deposit Account. Bank shall make each 2022 Term Loan

Advance under this Agreement based on instructions from an Authorized Signer or without instructions if such 2022 Term Loan Advance is necessary to meet Obligations which have become due.”

2.8 Section 5.10 (Use of Proceeds). Section 5.10 is amended by deleting the words “BioPharma Obligations” and inserting in lieu thereof the words “Prior Obligations”.

2.9 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) and (b) are amended in their entirety and replaced with the following:

“ (a) a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) within forty-five (45) days after the end of each fiscal quarter when no Advances are outstanding under the Revolving Line or have been requested, (ii) within thirty (30) days after the end of each month when (A) Advances are outstanding under the Revolving Line or have been requested and (B) a Streamline Period is in effect or (iii) no later than Friday of each week when (A) a Streamline Period has not been in effect at any time during such month and (B) Advances are outstanding under the Revolving Line or have been requested

(b) (i) within forty-five (45) days after the end of each fiscal quarter when no Advances are outstanding under the Revolving Line or have been requested, (ii) within thirty (30) days after the end of each month when (A) Advances are outstanding under the Revolving Line or have been requested and (B) a Streamline Period is in effect or (iii) no later than Friday of each week when (A) Streamline Period has not been in effect at any time during such month and (B) Advances are outstanding under the Revolving Line or have been requested, (1) accounts receivable agings, aged by invoice date, (2) accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (3) reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger;”

2.10 Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended in its entirety and replaced with the following:

“ 6.6 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall be conducted as frequently as Bank determines in its sole discretion that conditions warrant. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. Borrower agrees that the Initial Audit shall be completed prior to the first Advance to occur after the Second Amendment Effective Date.”

2.11 Section 6.8(a) (Accounts). Section 6.8(a) is amended in its entirety and replaced with the following:

“ (a) Maintain the Cash Collateral Account, and all of Borrower’s primary operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates; provided that, Borrower shall be required to maintain account balances in the name of Borrower at Bank representing at least 70.0% of Borrower’s and its Domestic Subsidiaries’ consolidated cash wherever located, so long as, in each case, any account in the name of Borrower maintained outside of Bank shall be subject to a Control Agreement in favor of Bank. Notwithstanding the foregoing, Borrower shall be permitted to maintain one or more accounts outside of Bank and Bank’s Affiliates, provided that the maximum aggregate balance in such accounts (for all such accounts together) shall not exceed Three Million Dollars ($3,000,000.00) at any time (the “Permitted Accounts”). In addition, Borrower shall conduct all of its cash management, letters of credit, business credit cards, and merchant services banking with Bank and Bank’s Affiliates.”

2.12 Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:

“ 6.9 Financial Covenants.

(a) Adjusted Quick Ratio. During the AQR Testing Period, maintain at all times, to be tested as of the last day of each fiscal quarter, an Adjusted Quick Ratio of at least 1.15 to 1.0.

(b) Adjusted EBITDA. During the Adjusted EBITDA Testing Period, achieve, measured as of the last day of each fiscal quarter calculated on a trailing six (6) month basis, Adjusted EBITDA of at least Fifteen Million Dollars ($15,000,000.00).”

2.13 Section 7.7 (Distributions; Investments). Section 7.7 is amended by (i) deleting the word “and” appearing after clause (iv) thereof, (ii) inserting the words “, and” to appear at the end of clause (v) thereof, and (iii) inserting the following new clause (vi) thereof to appear immediately following clause (v) thereof:

“ (vi) Borrower may make payments consisting of Permitted Convertible Note Payments;”

2.14 Section 8.1 (Payment Default). Section 8.1 is amended by deleting the words “Revolving Line Maturity Date or the Term Loan Maturity Date” and inserting in lieu thereof the words “Maturity Date”.

2.15 Section 12.1 (Termination Prior to Maturity Date). Section 12.1 is amended by deleting the words “Revolving Line Maturity Date or the Term Loan Maturity Date” and inserting in lieu thereof the words “Maturity Date”.

2.16 Section 13 (Definitions). Clause (g) of the definition of “Permitted Investments” is amended in its entirety and replaced with the following:

“ (g) [Reserved];”

2.17 Section 13 (Definitions). Clause (m) of the definition of “Permitted Investments” is amended in its entirety and replaced with the following:

“ (m) Investments by (i) any Subsidiary of Borrower which is not a co- borrower under this Agreement in any Subsidiary which is a Borrower under this Agreement, (ii) any Subsidiary of Borrower which is not a co-borrower under this Agreement in another Subsidiary of Borrower which is not a co-borrower under this Agreement, (iii) Borrower or any co-borrower under this Agreement in Borrower or any co-Borrower under this Agreement, and (iv) Borrower or any co-

Borrower under this Agreement in any Subsidiary which is not a co-Borrower under this Agreement in an amount not to exceed Twenty Million Dollars ($20,000,000.00) in the aggregate at any time outstanding during any twelve (12) month period so long as the maximum cash balance maintained with all such Subsidiaries shall not exceed Ten Million Dollars ($10,000,000.00) in the aggregate at any time.”

2.18 Section 13 (Definitions). The definition of “Permitted Indebtedness” is amended by (i) deleting the word “and” at the end of clause (o) thereof, (ii) deleting the “.” at the end of clause (p) thereof and inserting in lieu thereof the words “; and”, and (iii) inserting the following new clause (q) to appear immediately following clause (p) thereof:

“ (q) unsecured Indebtedness with respect to convertible promissory notes in an aggregate principal amount not to exceed (for all such unsecured convertible promissory notes together) Seven Hundred Fifty Million Dollars ($750,000,000.00) (the “Permitted Convertible Notes”); provided that (i) the maturity date with respect to any such Permitted Convertible Note shall be at least six (6) months after the latest Maturity Date under this Agreement and (ii) Borrower shall only be permitted to make regularly scheduled, non-accelerated payments of non-default interest under any such Permitted Convertible Note (“Permitted Convertible Note Payments”).”

2.19 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“ “Credit Extension” is any Advance, any Overadvance, any Letter of Credit, any amount utilized for Cash Management Services, the Term Loan Advance, the 2022 Term Loan Advances or any other extension of credit by Bank for Borrower’s benefit.”

“ “Designated Deposit Account” is the account number ending 674 (last three digits) maintained by Borrower with Bank (provided, however, if no such account number is included, then the Designated Deposit Account shall be any deposit account of Borrower maintained with Bank as chosen by Bank).”

“ “EBITDA” shall mean, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, and (ii) depreciation expense and amortization expense, plus (iii) income tax expense, plus (iv) non-cash stock compensation expense, plus (v) other one-time, non-recurring add backs approved by Bank in writing in its sole discretion on a case-by-case basis.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Termination Fee, the Prepayment Fee, the Anniversary Fees, the Final Payment, the 2022 Prepayment Fee, the 2022 Final Payment, and other amounts Borrower owes Bank now or later, under this Agreement, and the other Loan Documents, and all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents; provided, however, that Obligations shall not include any obligations of Borrower with respect to any warrants or other equity securities issued to Bank, or any agreements governing the rights of Bank with respect to such warrants or other equity securities.”

“ “Payment Date” is (a) with respect to the Term Loan Advance and/or the 2022 Term Loan Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.”

“ “Revolving Line Maturity Date” is March 1, 2027.”

2.20 Section 13 (Definitions). The following new terms and their respective definitions are inserted to appear alphabetically in Section 13.1:

“ “2022 Draw Period” is the period of time commencing on the Second Amendment Effective Date and continuing through the earlier to occur of (a) December 31, 2023 or (b) an Event of Default.”

“ “2022 Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the aggregate original principal amount of the 2022 Term Loan Advances extended by Bank to Borrower hereunder multiplied by five percent (5.0%), due on the earliest to occur of (a) the 2022 Term Loan Maturity Date, (b) repayment of the 2022 Term Loan Advances in full, (c) as required by Section 2.5.1(d) or Section 2.5.1(e), or (d) the termination of this Agreement.”

“ “2022 Prepayment Fee” shall be an additional fee payable to Bank with respect to the 2022 Term Loan Advances, in an amount equal to:

a.for a prepayment made on or prior to the first anniversary of the Second Amendment Effective Date, three percent (3.0%) of the then outstanding principal amount of the 2022 Term Loan Advances as of the date immediately prior to such prepayment;

b.for a prepayment made after the first anniversary of the Second Amendment Effective Date, but on or prior to the second anniversary of the Second Amendment Effective Date, two percent (2.0%) of the then outstanding principal amount of the 2022 Term Loan Advances as of the date immediately prior to such prepayment; and

c.for a prepayment made after the second anniversary of the

Second Amendment Effective Date, but prior to the 2022 Term Loan Maturity Date, one percent (1.0%) of the then outstanding principal amount of the 2022 Term Loan Advances as of the date immediately prior to such prepayment.

Notwithstanding the foregoing, Bank agrees to waive the 2022 Prepayment Fee and no 2022 Prepayment Fee is due if both (a) Bank closes on a refinance and re-documentation of the 2022 Term Loan Advances (in its sole and absolute discretion) on or prior to the 2022 Term Loan Maturity Date and (b) no Event of Default has occurred.”

“ “2022 Term Loan Advance” and “2022 Term Loan Advances” are each defined in Section 2.5.1(a).”

“ “2022 Term Loan Maturity Date” is March 1, 2027.”

“ “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b)(i) Current Liabilities minus (ii) the current portion of Deferred Revenue.”

“ “AQR Testing Period” means the period of time commencing with Second Amendment Effective Date and as of the last day of each month thereafter until the occurrence (if ever) of the Adjusted EBITDA Election Event (if ever).”

“ “Adjusted EBITDA Testing Period” means the period of time commencing on the date of the Adjusted EBITDA Election Event and as of the last day of each fiscal quarter thereafter.”

“ “Adjusted EBITDA Election Event” means Borrower has (i) delivered evidence satisfactory to Bank in Bank’s sole and absolute discretion that Borrower has achieved, after the Second Amendment Effective Date, Adjusted EBITDA of at least Fifteen Million Dollars ($15,000,000.00), measured on a trailing six (6) month basis, for two consecutive fiscal quarters and (ii) requested in writing to Bank to opt into the Adjusted EBITDA financial covenant in Section 6.9(b).”

“ “Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“ “Initial 2022 Term Loan Advance” is defined in Section 2.5.1(a).”

“ “Maturity Date” means the Revolving Line Maturity Date, the 2022 Term Loan Maturity Date, and/or the Term Loan Maturity Date, as applicable.”

“ “Permitted Convertible Notes” are defined in clause (q) of the definition of “Permitted Indebtedness”.”

“ “Permitted Convertible Note Payments” are defined in clause (q) of the definition of “Permitted Indebtedness”.”

“ “Prior Obligations” is defined in Section 2.5.1(a).”

“ “Quick Assets” is, on any date, Borrower’s unrestricted and unencumbered cash maintained with Bank, plus net billed accounts receivable determined according to GAAP.

“ “Second Amendment Effective Date” is March 28, 2022.”

“ “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.”

2.21 Exhibit B (Compliance Certificate). The Compliance Certificate is amended and restated in its entirety and replaced with the Compliance Certificate in the form attached as Schedule 1 hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction with a Person binding on Borrower, (c) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require on the part of the Borrower any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights (regardless of whether enforcement is sought in equity or at law).

5. Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of the date hereof, which such Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate of Borrower dated as of October 23, 2018. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” with respect to shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6. Post-Closing Covenants. Within 60 days after the Second Amendment Effective Date, Borrower shall: (a) use commercially reasonable efforts to deliver to Bank, a duly executed landlord’s consent in favor of Bank, in form and substance reasonably satisfactory to Bank, for each of the following leased locations of Borrower: (i) 699 8th Street, Suite 600, San Francisco, CA 94103, and (ii) 6550 Katella Avenue, Suite 300, Cypress, California 90630, (b) use commercially reasonable efforts to deliver to Bank, a duly executed bailee’s waiver in favor Bank for Borrower’s third-party location at 1900 W. University Drive, Suite 101, Tempe, Arizona 85281 in form and substance reasonably satisfactory to Bank, (c) deliver to Bank a Certificate of Good Standing/Foreign Qualification from the State of Illinois certified by the Secretary of

State of Illinois in form and substance satisfactory to Bank, and (d) deliver to Bank, evidence satisfactory to Bank that the State of California tax Lien against Borrower has been terminated.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Thirty- Seven Thousand Five Hundred Dollars ($37,500.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BAN K
By:	/s/ Kristina Peralta
Name: Kristina Peralta
Title: Vice President

BORROWER
IRHYTHM TECHNOLOGIES
By:	/s/ Douglas Devine
Name: Douglas Devine
Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	IRHYTHM TECHNOLOGIES, INC.
The undersigned authorized officer of IRHYTHM TECHNOLOGIES, INC. (“Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except, in each case, as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except in the case of unaudited financial statements, for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	quarterly within the later of (x) 45 days and (y) 5 Business Days after filing with the SEC	Yes	No
Compliance Certificate	within five (5) Business Days after delivery of Quarterly Financial Statements and Annual Financial Statements	Yes	No
Annual financial statements (CPA Audited)	FYE within the later of (x) 65 (y) 5 Business Days after filing with	Yes	No
10-Q, 10-K and 8-K	Within 5 Business Days after filing with SEC	Yes	No
A/R & A/P Agings
(i) within forty-five (45) days after the end of each fiscal quarter when no Advances are outstanding under the Revolving Line or have been requested, (ii) within thirty (30) days after the end of each month when (A) Advances are outstanding under the Revolving Line or have been requested and (B) a Streamline Period is in effect or (iii) no later than Friday of each week when (A) a Streamline Period has not been in effect at any time during such month and (B) Advances are outstanding under the Revolving Line or have been requested
		Yes	No

Borrowing Base Reports
(i) within forty-five (45) days after the end of each fiscal quarter when no Advances are outstanding under the Revolving Line or have been requested, (ii) within thirty (30) days after the end of each month when (A) Advances are outstanding under the Revolving Line or have been requested and (B) a Streamline Period is in effect or (iii) no later than Friday of each week when (A) a Streamline Period has not been in effect at any time during such month and (B) Advances are outstanding under the Revolving Line or have been requested
		Yes	No
Board approved projections	FYE within 30 days and as amended/updated	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain
Adjusted Quick Ratio (at all times, tested quarterly during AQR Testing Period)	> 1.15:1.0	:1.0	Yes	No
Adjusted EBITDA (at all times, tested quarterly for each six-month period during the Adjusted EBITDA Testing Period)	>$15,000,000.00	$	Yes	No

Streamline Period	Required	Actual	Eligible
Maintain:
Asset-Based Threshold (at all times)	> $50,000,000.00	$	Yes	No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

IRHYTHM TECHNOLOGIES, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:
Required:

I.Adjusted Quick Ratio (Section 6.9(a))

Required: During the AQR Testing Period, maintain at all times, to be tested as of the last day of each fiscal quarter, an Adjusted Quick Ratio of at least 1.15 to 1.0.

Actual:

A	Aggregate value of the unrestricted and unencumbered cash of Borrower maintained at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of all obligations and liabilities of Borrower to Bank	$
E.	Without duplication of line D above, aggregate value of Borrower’s liabilities (including all Indebtedness) that matures within one (1) year	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Current portion of Deferred Revenue	$
H.	Line F minus line G minus line H	$
I.	Adjusted Quick Ratio (line C divided by line H)	$

Is line I equal to or greater than 1.15:1:00?

No, not in compliance Yes, in compliance

II.Adjusted EBITDA: During the Adjusted EBITDA Testing Period, achieve, measured as of the last day of each fiscal quarter calculated on a trailing six (6) month basis, Adjusted EBITDA of at least Fifteen Million Dollars ($15,000,000.00).

A.Net Income $

B.To the extent deducted in the calculation of Net Income

1.Interest Expense $

2.Depreciation expense $

3.Amortization expense $

4.Income tax expense $

5.Non-cash stock compensation expense $

6.Other one-time, non-recurring add backs approved by Bank in its sole discretion in writing on a case-by-case basis
$

7.The sum of lines 1 through 6 $

C.Line A, plus line B.7

D.Unfunded capital expenditures

E.Line C minus Line D

Is line E equal to or greater than $15,000,000.00?

No	Yes